UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

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LIFE PARTNERS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 751-7797

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The following three proposals were submitted to a vote of the shareholders of Life Partners Holdings, Inc. (the “Company”) at its Annual Meeting of Shareholders held on August 4, 2014 (the “Annual Meeting”), and the final voting results for each proposal are set forth below. For additional information on these proposals, please see the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 2, 2014 (the “Proxy Statement”).

(b) The Company’s shareholders voted on the following proposals and cast their votes as follows:

Proposal No. 1. The four directors listed below were elected to serve as directors of the Company. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Brian D. Pardo	10,760,270	972,457	4,741,300
Fred Dewald	10,295,900	1,436,827	4,741,300
Tad M. Ballantyne	11,636,898	95,829	4,741,300
Harold E. Rafuse	11,650,090	82,637	4,741,300

Proposal No. 2. The selection of Whitley Penn LLP as independent auditors for the year ending February 28, 2015 was ratified. The voting results were as follows:

Votes for approval	16,232,258
Votes against	197,866
Abstentions	43,903

There were no broker non-votes for this item.

Proposal No. 3. The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and adopted the resolution related thereto set forth in the Proxy Statement. The voting results were as follows:

Votes for approval	11,468,315
Votes against	162,747
Abstentions	101,665
Broker non-votes	4,741,300

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: August 8, 2014	By:	/s/ Colette Pieper
	Name:	Colette Pieper
	Title:	Chief Financial Officer